Exhibit 32.2

Certification

of

Periodic Financial Report

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Thomas W. Hofmann, Senior Vice President and Chief Financial Officer of Sunoco, Inc., hereby certify that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco, Inc.

Date: August 7, 2008	/s/ Thomas W. Hofmann
Thomas W. Hofmann
Senior Vice President and
Chief Financial Officer